UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2014

YRC Worldwide Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-12255	48-0948788
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10990 Roe Avenue, Overland Park, Kansas 66211

(Address of principal executive offices) (Zip Code)

(913) 696-6100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Term Credit Agreement

On February 13, 2014, YRC Worldwide Inc. (the “Company”) and certain of its domestic restricted subsidiaries, as guarantors (the “Term Guarantors”), entered into a Credit Agreement (the “Term Credit Agreement”) with various Lenders party thereto (the “Term Lenders”), and Credit Suisse AG, Cayman Islands Branch, as Administrative Agent and Collateral Agent (the “Term Agent”). On the same date, the Company repaid in full its outstanding obligations under (or otherwise collateralized such obligations), and terminated, the Amended and Restated Credit Agreement, dated July 22, 2011 (the “Terminated Term Loan Credit Agreement”).

Material terms of the Term Credit Agreement include, among other things:

•	a $700 million term loan was borrowed in a single drawing on the closing date (the “Term Loan”);

•	the Term Loan bears interest, at the election of the Company, of either LIBOR (subject to a floor of 1.00%) plus a margin of 7.00% per annum, or the alternative base rate (the greater of the prime rate, the federal funds rate plus 0.50% and one month LIBOR plus 1.00%) plus a margin of 6.00%;

•	during the continuance of an event of default, the interest rate on overdue loans and interest will be increased automatically by 2.00% per annum above the rate otherwise applicable and payable on written demand;

•	any amount of the Term Loan that is repaid or prepaid may not be re-borrowed;

•	the Term Credit Agreement matures on February 13, 2019, and amortizes in equal quarterly installments in an annual amount equal to 1% of the original principal amount, commencing on the last day of the first full fiscal quarter ending after the closing date, with the balance payable on the maturity date;

•	the obligations of the Company under the Term Credit Agreement are unconditionally guaranteed by the Term Guarantors;

•	the obligations under the Term Credit Agreement are secured by a perfected first priority security interest in (subject to permitted liens) substantially all assets of the Company and the Term Guarantors, except that accounts receivable, cash, deposit accounts and other assets related to accounts receivable are subject to a second priority interest (subject to permitted liens) and certain owned real property securing the obligations under the Second Amended and Restated Contribution Deferral Agreement, as described in the Company’s Current Report on Form 8-K filed January 31, 2014, do not secure the obligations under the Term Credit Agreement (the “CDA Collateral”);

•	subject to finding current or new lenders willing to provide such commitments, the Company has the right to incur one or more increases to the Term Loan and/or one or more new tranches of term loan (which may unsecured or secured on a junior basis) to be made available under the Term Credit Agreement which shall not exceed (i) $250,000,000 so long as the senior secured leverage ratio on a pro forma basis does not exceed 3.25 to 1.0, plus (ii) all voluntary prepayments of the Term Loan;

•	the Term Credit Agreement is subject to repayment on the following terms:

•	loans under the Term Credit Agreement are subject to mandatory prepayments of (i) 50% of excess cash flow (if permitted under the ABL Credit Agreement), subject to step downs to (x) 25% if the total leverage ratio is less than or equal to 3.50 to 1.00 but greater than 3.00 to 1.00 and (y) 0% if the total leverage ratio is less than or equal to 3.00 to 1.00, (ii) 100% of the proceeds from the disposition of assets outside the ordinary course of business and casualty events (subject in each case to a customary reinvestment right and a materiality threshold), and (iii) 100% of the net cash proceeds of issuances, offerings or placements of debt obligations that are not otherwise permitted by the Term Credit Agreement;

•	loans under the Term Credit Agreement may be voluntarily prepaid without penalty or premium, except that, in connection with a re-pricing event, any such voluntary prepayment (or amount of Term Loan otherwise subject to such repricing) shall be subject to a 2% premium until the first anniversary of the closing date and a 1% premium from the first anniversary until the second anniversary of the closing and 0% premium thereafter;

•	the Term Credit Agreement contains a per annum capital expenditure limitation (subject to a carryforward and carryback and increased dollar for dollar by, among other things, the amount of any retained excess cash flow not otherwise applied) and a maximum quarterly ratio of consolidated total debt to consolidated EBITDA for the test period (the “Total Leverage Ratio”) as described below:

Period	Per Annum Capital Expenditure Limit
2014	$200,000,000
2015	$200,000,000
2016	$275,000,000
2017	$350,000,000
2018	$375,000,000

Test Period Ending	Maximum Total Leverage Ratio
June 30, 2014	6.00 to 1.0
September 30, 2014	5.00 to 1.0
December 31, 2014	4.50 to 1.0
March 31, 2015	4.00 to 1.0
June 30, 2015	3.75 to 1.0
September 30, 2015	3.75 to 1.0
December 31, 2015	3.75 to 1.0
March 31, 2016	3.50 to 1.0
June 30, 2016	3.50 to 1.0
September 30, 2016	3.50 to 1.0
December 31, 2016	3.25 to 1.0
March 31, 2017	3.25 to 1.0
June 30, 2017	3.25 to 1.0
September 30, 2017	3.25 to 1.0
December 31, 2017 and thereafter	3.00 to 1.0

•	the Term Credit Agreement contains certain customary affirmative and negative covenants, including, among others, covenants restricting the incurrences of debt, liens, the making of investments and repurchases, transactions with affiliates, fundamental changes and asset sales, and prepayments of junior debt; and

•	the Term Credit Agreement contains certain customary events of default, including but not limited to the failure to make payments due under the Term Credit Agreement, breach of and failure to cure the breach of certain covenants, the entry of a final unpaid judgment against any of the Term Guarantors in excess of $30,000,000, the commencement of certain insolvency proceedings, liquidations or dissolutions, a cross-default to certain other indebtedness with an outstanding aggregate principal balance of at least $30,000,000 (other than the ABL Credit Agreement (defined below)), and cross-acceleration to the ABL Credit Agreement.

ABL Facility

On February 13, 2014, the Company, as administrative borrower, received a $450 million revolving commitment under a Loan and Security Agreement (the “ABL Credit Agreement”) entered into by and among the Company, YRC Inc., USF Holland Inc., New Penn Motor Express, Inc. and USF Reddaway Inc. (each a subsidiary of the Company and together with the Company, each, a “Borrower”), certain subsidiaries of the Company party thereto as guarantors (the “ABL Guarantors”, and together with the Borrowers, the “ABL Loan Parties”), the financial institutions from time to time party thereto as lenders (the “ABL Lenders”), the financial institutions from time to time party thereto as issuing banks (the “Issuing Banks”), and RBS Citizens Business Capital, as agent for Lenders and issuing banks (in such capacity, the “ABL Agent”).

The ABL Credit Agreement is a senior secured asset-based revolving credit facility the full amount of which can be used for stand-by and commercial letters of credit, and it replaces the Company’s current ABL Facility disclosed in the Company’s Current Report on Form 8-K filed July 25, 2011, and the receivables sale arrangement among YRCW Receivables LLC, YRC Inc., USF Holland Inc. and USF Reddaway Inc. was terminated on the closing date. Letters of credit were issued under the ABL Credit Agreement on the closing date to complete the payoff of the Terminated Term Loan Credit Agreement.

Material terms of the ABL Credit Agreement include:

•	the obligations under the ABL Credit Agreement are secured by a perfected first priority security interest in (subject to permitted liens) all accounts receivable, cash, deposit accounts and other assets related to accounts receivable of the Company and the other ABL Loan Parties and an additional second priority security interest in (subject to permitted liens) substantially all remaining assets of the Borrowers and the ABL Guarantors other than CDA Collateral (the “ABL Collateral”);

•	the aggregate amount available under the ABL Credit Agreement is subject to a borrowing base equal to the sum of (a) 85% of the sum of (i) eligible accounts minus without duplication (ii) the dilution reserve, plus (b) 100% of eligible borrowing base cash (which constitutes cash that has been deposited from time to time in a restricted account with the ABL Agent), minus (c) the deferred revenue reserve (which constitutes 85% of the “deferred revenue liability” as reflected on the balance sheet of the Company and its restricted subsidiaries as of the last day of the most recently completed fiscal month), minus (d) the availability reserve imposed by the ABL Agent in its permitted discretion;

•	the ABL Credit Agreement provides for a $100 million uncommitted accordion to increase the revolving commitment in the future to support borrowing base growth;

•	revolving loans made under the ABL Credit Agreements bear interest, at the Company’s election, of either the applicable LIBOR rate plus 2.5% or the base rate (the greater of the prime rate established by the ABL Agent, the federal funds effective rate plus 0.50% and one month LIBOR plus 1.00%) plus 1.5% from the closing date through March 31, 2014. Thereafter, the interest rates will be subject to the following price grid based on the average quarterly excess availability under the revolver:

Level	Average Quarterly Excess Availability	Base Rate Plus	LIBOR Plus
I	≥$140,000,000	1.00%	2.00%

II	≥$70,000,000 < $140,000,000	1.25%	2.25%

III	<$70,000,000	1.50%	2.50%

•	the rates set forth above are subject to a 0.25% reduction during any fiscal quarter for which the Company has a total leverage ratio of less than 2.50 to 1.00;

•	during the continuance of an event of default, at the election of the required lenders (or automatically upon a payment or bankruptcy event of default) the interest rate on outstanding advances will be increased by 2.00% per annum above the rate otherwise applicable;

•	the ABL Credit Agreement is subject to repayment on the following terms:

•	loans under the ABL Credit Agreement are subject to mandatory prepayment in connection with an overdrawn commitment and any such mandatory prepayments will be applied to repay outstanding loans or to cash collateralize letters of credit under the ABL Credit Agreement provided that any such cash collateral shall be released to the extent any such shortfall is reduced or eliminated;

•	loans under the ABL Credit Agreement may be voluntarily prepaid without penalty or premium (other than LIBOR breakage);

•	the revolving commitment may be reduced to no less than $350,000,000 at the election of the Borrowers;

•	during any Cash Dominion Trigger Period, the Borrowers shall prepay the loans issued under the ABL Credit Agreement and pay other amounts outstanding under the ABL Credit Agreement, which shall be applied (i) first ratably to the outstanding loans, (ii) second ratably to all other amounts outstanding under the ABL Credit Agreement, (iii) third, if required by the ABL Agent during an event of default, used to cash collateralize the letters of credit obligations, and (iv) fourth, so long as no event of default is continuing, remitted to the Borrowers. A “Cash Dominion Trigger Period” commences when either (i) a specified event of default has occurred; or (ii) Borrowers fail to maintain availability in an amount at least equal to 12.5% of the Collateral Line Cap for five consecutive business days; or (iii) Borrowers shall fail to maintain at any time availability in an amount at least equal to 10% of the Collateral Line Cap, and shall continue until the date that (i) no specified event of default exists; and (ii) the Borrowers have maintained availability of at least 12.5% of the Collateral Line Cap for a period of 30 consecutive calendar days. The “Collateral Line Cap” at any date of determination is the lesser of (x) the commitments and (y) the borrowing base;

•	fees in respect of the ABL Credit Agreement include: (i) an unused line fee payable quarterly in arrears calculated by multiplying the amount by which the commitments exceed the loans and letters of credit for any calendar quarter by the unused line fee percentage (such unused line fee percentage initially to 0.250% per annum through March 31, 2014, and thereafter 0.375% per annum if the average revolver usage is less than 50% or 0.250% per annum if the average revolver usage is greater than 50%); (ii) fees for the letter of credit facility payable quarterly in arrears which are comprised of the applicable margin in effect for LIBOR loans multiplied by the average daily stated amount of letters of credit; (iii) fronting fees for letters of credit payable quarterly in arrears equal to 0.125% of the stated amount of the letters of credit; (vi) fees to issuing banks to compensate for customary charges related to the issuance and administration of letters of credit; and (v) such fees as set forth in the fee letter arrangement dated as of February 13, 2014 by and between the ABL Agent and the Company;

•	during any period commencing when Borrowers fail to maintain availability in an amount at least equal to 10% of the Collateral Line Cap and until the Borrowers have maintained availability of at least 10% of the Collateral Line Cap for 30 consecutive calendar days, the ABL Loan Parties are required to maintain a Consolidated Fixed Charge Coverage Ratio of at least 1.10 to 1.00. The “Consolidated Fixed Charge Coverage Ratio” is defined as (a) (i) consolidated EBITDA for such period, minus (ii) capital expenditures made during such period, minus (iii) the aggregate amount of net cash taxes paid in cash during such period, minus (iv) the amount, if any, by which the cash pension contribution for such period exceeds the pension expense for such period, and plus (v) the amount, if any, by which the pension expense for such period exceeds the cash pension contribution for such period, divided by (b) the consolidated fixed charges for such period;

•	the ABL Credit Agreement contains certain customary affirmative and negative covenants (including certain customary provisions regarding borrowing base reporting, and including, among others, covenants restricting the incurrences of debt, liens, the making of investments and repurchases, transactions with affiliates, fundamental changes and asset sales, and prepayments of junior debt). Certain of the covenants relating to investments, restricted payments and capital expenditures are relaxed upon meeting specified payment conditions or debt repayment conditions, as applicable. Payment conditions include (i) the absence of an event of default arising from such transaction, (ii) liquidity of at least $100 million or availability of at least $67.5 million and (iii) the Consolidated Fixed Charge Coverage Ratio for the most recent term period on a pro forma basis is equal to or greater than 1.10 to 1.00); debt repayment conditions include (i) the absence of an event of default from repaying such debt and (ii) availability on the date of repayment is not less than $67.5 million; and

•	the ABL Credit Agreement contains certain customary events of default, including but not limited to the failure to make payments due under the ABL Credit Agreement, breach of and failure to cure the breach of certain covenants, the entry of a final unpaid judgment against any of the ABL Loan Parties in excess of $30,000,000, the commencement of any insolvency proceeding, liquidation or dissolution, and a cross-default to certain other indebtedness with an outstanding aggregate principal balance of at least $30,000,000 (including the Term Credit Agreement).

Item 1.02 Termination of a Material Definitive Agreement.

The disclosure set forth above in Item 1.01 regarding the Terminated Term Loan Credit Agreement, the existing ABL Facility and the receivables sale arrangement is incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above in Item 1.01 is incorporated by reference herein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

YRC WORLDWIDE INC.

Date: February 19, 2014	By:	/s/ Stephanie D. Fisher
Stephanie D. Fisher
Vice President and Controller